                                                                     Exhibit 3.2





                                     BYLAWS

                                       OF

                              LSB BANCSHARES, INC.
























                                                       Effective March 12, 1996

                                INDEX TO BYLAWS

                                       of

                              LSB BANCSHARES, INC.

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1

                                                         Offices  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                                                         ------
         Section 1.       Principal and Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          -------------------------------
         Section 2.       Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          -------------

ARTICLE 2

                                                 Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . .   1
                                                 ------------------------
         Section 1.       Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          ----------------
         Section 2.       Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          --------------
         Section 3.       Substitute Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          -------------------------
         Section 4.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          ----------------
         Section 5.       Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          ------------------
         Section 6.       Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          ------
         Section 7.       Shareholders' List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          ------------------
         Section 8.       Voting of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          ----------------
         Section 9.       Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          -------

ARTICLE 3

                                                    Board of Directors  . . . . . . . . . . . . . . . . . . . . . . .   4
                                                    ------------------
         Section 1.       General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          --------------
         Section 2.       Number, Term and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          ------------------------------
         Section 3.       Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          -------
         Section 4.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          ---------
         Section 5.       Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          ------------
         Section 6.       Nomination of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 4

                                                  Meetings of Directors   . . . . . . . . . . . . . . . . . . . . . .   7
                                                  ---------------------
         Section 1.       Annual and Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ---------------------------
         Section 2.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----------------
         Section 3.       Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ------------------
         Section 4.       Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ------

         Section 5.       Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ----------------
         Section 6.       Presumption of Assent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          ---------------------
         Section 7.       Action Without Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          ----------------------
         Section 8.       Meeting by Communications Device  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          --------------------------------

ARTICLE 5

                                                        Committees  . . . . . . . . . . . . . . . . . . . . . . . . .   8
                                                        ----------
         Section 1.       Election and Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          -------------------
         Section 2.       Removal; Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ------------------
         Section 3.       Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          --------
         Section 4.       Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          -------

ARTICLE 6

                                                         Officers . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                                                         --------
         Section 1.       Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ------
         Section 2.       Election; Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          ---------------------
         Section 3.       Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          -------
         Section 4.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ---------
         Section 5.       Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ------------
         Section 6.       Chairman of the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ----------------------------------
         Section 7.       President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ---------
         Section 8.       Executive Vice Presidents, Senior Vice Presidents and Vice Presidents . . . . . . . . . . .  10
                          ---------------------------------------------------------------------
         Section 9.       Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ---------
         Section 10.      Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          ---------------------
         Section 11.      Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ---------
         Section 12.      Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          --------------------
         Section 13.      Controller and Assistant Controllers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ------------------------------------
         Section 14.      Voting Upon Stocks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ------------------

ARTICLE 7

                                                      Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.       Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ------------
         Section 2.       Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ------------------
         Section 3.       Transfer Agent and Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ----------------------------
         Section 4.       Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          -----------
         Section 5.       Fixing Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          ------------------
         Section 6.       Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----------------

ARTICLE 8

                                        Indemnification of Directors and Officers   . . . . . . . . . . . . . . . . .  13
                                        -----------------------------------------
         Section 1.       Indemnification Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          --------------------------
         Section 2.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          -----------
         Section 3.       Settlements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -----------
         Section 4.       Litigation Expense Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ---------------------------
         Section 5.       Approval of Indemnification Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          ------------------------------------
         Section 6.       Suits by Claimant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          -----------------
         Section 7.       Consideration; Personal Representatives and Other Remedies  . . . . . . . . . . . . . . . .  14
                          ----------------------------------------------------------
         Section 8.       Scope of Indemnification Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          -------------------------------

ARTICLE 9

                                                    General Provisions  . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.       Dividends and other Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ---------------------------------
         Section 2.       Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ----
         Section 3.       Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ----------------
         Section 4.       Checks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ------
         Section 5.       Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ----
         Section 6.       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          -----------
         Section 7.       Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          ----------

ARTICLE 10

                                                  Antitakeover Statutes   . . . . . . . . . . . . . . . . . . . . . .  16

                                     BYLAWS

                                       OF

                              LSB BANCSHARES, INC.



                                   ARTICLE 1


                                    Offices


         Section 1. Principal and Registered Office. The principal office of the corporation shall be located at One LSB Plaza, Lexington, North Carolina, which shall also be the registered office of the corporation

         Section 2. Other Offices. The corporation may have offices at such other places, either within the State of North Carolina, as the board of directors may from time to time determine.


                                   ARTICLE 2

                            Meetings of Shareholders


         Section 1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

         Section 2. Annual Meeting. The annual meeting of shareholders shall be held at such time as shall be set by the board of directors on the third Wednesday in April of each year, if not a legal holiday, but if a legal holiday, then on the next business day which is not a legal holiday, for the purpose of electing directors of the corporation and the transaction of such other business as is properly brought before the meeting in accordance with these bylaws. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary. To be timely, a shareholder's notice must be in writing and delivered or mailed to and received by the secretary not less than sixty (60) days before the first anniversary of the date of the corporation's proxy statement in connection with the last annual meeting. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class, series, and number of the corporation's shares that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2; provided, however, that nothing in this
Section 2 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 2, the chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and, if he shall so determine, he shall so declare to the shareholders present at the meeting, and the extent permitted by law, any such business shall not be transacted.

         Section 3. Substitute Annual Meeting. If the annual meeting is not held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the president or the board of directors.

         Section 5. Notice of Meetings. At least 10 and no more than 60 days prior to any annual or special meeting of shareholders, the corporation shall notify shareholders of the date, time and place of the meeting and, in the case of a special or substitute annual meeting or where otherwise required by law, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be taken at a special meeting. Unless otherwise required by the articles of incorporation or by law (for example, in the event of a meeting to consider the adoption of a plan of merger or share exchange, a sale of assets other than in the ordinary course of business or a voluntary dissolution), the corporation shall be required to give notice only to shareholders entitled to vote at the meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. It shall be the primary responsibility of the secretary to give the notice, but notice may be given by or at the direction of the president or other person or persons calling the meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

         Section 6. Quorum. A majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter, unless quorum requirements are otherwise fixed by a court of competent jurisdiction acting pursuant to Section 55-7-03 of the

General Statutes of North Carolina. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn.

         Section 7. Shareholders' List. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group, if any (and within each voting group by class or series of shares), and shall show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 8.     Voting of Shares.

         (a) Except as otherwise provided in the articles of incorporation or the bylaws, each outstanding share of voting capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except where cumulative voting for directors occurs as provided by the articles of incorporation or the bylaws. Action on a matter by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, except that the affirmative vote of three-fourths of the outstanding shares shall be required for a merger, share exchange of the corporation or sale of all or substantially all of the corporation's assets, unless the vote of a greater number is required by law or by the articles of incorporation. Voting on all matters shall be by voice vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall demand a ballot vote on a particular matter. Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except that this provision shall not limit the power of the corporation to vote shares held by it in a fiduciary capacity.

         (b) Nominees for directors who receive the greatest number of votes shall be deemed to have been elected as directors. If required by law, every shareholder entitled to vote at an election of directors shall have the right to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. Shares otherwise entitled to vote cumulatively may not be voted cumulatively at a particular meeting unless the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized, or unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention to vote cumulatively. If such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

         Section 9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment is valid for 11 months unless a different period is expressly provided in the appointment form.


                                   ARTICLE 3

                               Board of Directors


         Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors except as otherwise provided by the articles of incorporation of the corporation or by a valid shareholders' agreement.

         Section 2.     Number, Term and Qualification.

         (a) The number of directors of the corporation shall consist of not less than nine nor more than 24 shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the board of directors, which number shall be stated in the notice of the call of meeting of shareholders, or by resolution of the shareholders at any meeting thereof; but in the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of shareholders, unless the number is previously changed by action of the shareholders. Directors need not be residents of the State or North Carolina. No person will be eligible to stand for election as a director after he shall have attained the age of 65 years, and all directors shall retire effective December 31 the year such director attains the age of 70 years. Upon retirement from the board of directors pursuant to the preceding sentence, the retiring director may continue as director emeritus and may serve on committees or advisory boards of the corporation and will receive such compensation as the board of directors may fix from time to time for actual service rendered. Honorary or advisory members of the board of directors may be appointed by the board of directors to act in an advisory capacity without the power of final decision in matters concerning the business of the corporation.

         (b) The board of directors shall be divided into three classes, class 1, class 2 and class 3, each class being as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected. In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his earlier death, resignation, disqualification or removal, and (2) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors as nearly equal as possible. In the event of the death, resignation, retirement, removal or disqualification of a director during his elected term of office, his successor shall be elected to serve only until the expiration of the term of his predecessor. Notwithstanding the foregoing, in the event that preferred stock of the corporation is issued and if the articles of incorporation so provide, the holders of the preferred stock of the corporation may increase the board of directors by additional directors to serve as provided in the articles of incorporation. Should a vacancy occur among such directors elected by the preferred shareholders, such vacancy shall be filled, until the next election of directors by such shareholders, by the affirmative vote of the majority of the remaining directors elected by such shareholders.

         Section 3.     Removal.

         (a) Any director or the entire board of directors may be removed; however, such removal must be for cause and must be approved as set forth in this Article. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if (1) the director whose removal is proposed has been convicted, or if a director was granted immunity to testify in a case in which another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal; (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the corporation; (4) such director's actions or failure to act is deemed by the board of directors to be in derogation of the director's duties; or (5) such director ceases to fulfill the qualification requirements set forth in this Article.

         (b) Removal for cause, as cause is defined in (1) or (2) of subsection (a), must be approved by at least a majority of the total number of directors or by at least a majority vote of the shares of the corporation then entitled to be voted at an election for that director, and the action for removal must be brought within one year of such conviction or adjudication. Removal for cause, as cause is defined in (3), (4) and (5) of subsection (a), must be approved by at least two-thirds of the total number of directors. For purposes of this subsection, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

         Section 4. Vacancies. Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 5. Compensation. The directors shall not receive compensation for their services as such, except that by resolution of the board of directors, the directors may be paid fees, which may include but are not restricted to fees for attendance at meetings of the board or of a committee, and they may be reimbursed for expenses of attendance. Any director may serve the corporation in any other capacity and receive compensation therefor.

         Section 6. Nomination of Directors. Subject to any rights of holders of preferred shares, only persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as directors. Nomination for election to the board of directors shall be made by the board of directors or a nominating committee of the board of directors. Nomination for election of any person to the board of directors may also be made by a shareholder if such nomination is made in compliance with the procedure set forth in this Section 6. Notice of nominations made by shareholders entitled to vote for the election of directors shall be received in writing by the secretary not less than fifty (50) nor more than seventy-five
(75) days before the first anniversary of the date of the corporation's proxy statement in connection with the last meeting of shareholders called for the election of directors. Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the nominee's qualifications to serve as director, (iv) a representation that the nominee has consented to his name being placed in nomination, (v) the number and class of capital shares of the corporation beneficially owned by each such nominee, (vi) the name and record address of the shareholder making the nomination, (vii) the class, series, and number of the corporation's shares that are owned of record or beneficially by such shareholder, and (viii) any material interest of the shareholder in the proposed nomination. The secretary shall deliver all such notices to the corporation's nominating committee, or such other committee as may be appointed by the board of directors from time to time for the purpose of recommending to the board of directors candidates to serve as director or, in the absence of such other committee, to the board of directors, for review. The nominating committee or such other committee shall thereafter make its recommendation with respect to nominees to the board of directors, and the board of directors shall thereafter make its determination as to whether such candidate should be nominated for election as director. The chairman of any meeting of shareholders called for election of directors may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE 4

                             Meetings of Directors


         Section 1. Annual and Regular Meetings. The annual meeting of the board of directors shall be held immediately following the annual meeting of the shareholders. The board of directors may by resolution provide for the holding of regular meetings of the board on specified dates and at specified times. Notice of regular meetings held at the principal office of the corporation and at the usual scheduled time shall not be required. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on a date designated in the notice of the meeting, if any, during either the same week in which the regularly scheduled date falls or during the preceding or following week. Regular meetings of the board shall be held at the principal office of the corporation or at such other place as may be designated in the notice of the meeting.

         Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. Such meetings may be held at the time and place designated in the notice of the meeting.

         Section 3. Notice of Meetings. Unless the articles of incorporation provide otherwise, the annual and regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. The secretary or other person or persons calling a special meeting shall give notice by any usual means of communication to be sent at least two days before the meeting if notice is sent by means of telephone, telecopy or personal delivery and at least five days before the meeting if notice is sent by mail. A director's attendance at, or participation in, a meeting for which notice is required shall constitute a waiver of notice, unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 4. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the directors in office shall constitute a quorum for the transaction of business at a meeting of the board of directors.

         Section 5. Manner of Acting. Except as otherwise provided in the articles of incorporation or these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting business at, the meeting, or unless his dissent or abstention is entered in the minutes of the meeting or unless he shall file written notice of his dissent or abstention to such action with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not apply to a director who voted in favor of such action.

         Section 7. Action Without Meeting. Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last director signs the consent, unless the consent specifies a different effective date.

         Section 8. Meeting by Communications Device. Unless otherwise provided in the articles of incorporation, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.


                                   ARTICLE 5

                                   Committees


         Section 1. Election and Powers. Unless otherwise provided by the articles of incorporation, a majority of the board of directors may create one or more committees and appoint two or more directors to serve at the pleasure of the board on each such committee. To the extent specified by the board of directors or in the articles of incorporation, each committee shall have and may exercise the powers of the board in the management of the business and affairs of the corporation, except that no committee shall have authority to do the following:

         (a)     Authorize distributions.

         (b) Approve or propose to shareholders action required to be approved by shareholders.

         (c) Fill vacancies on the board of directors or on any of its committees.

         (d)     Amend the articles of incorporation.

         (e)     Adopt, amend or repeal the bylaws.

         (f)     Approve a plan of merger not requiring shareholder approval.

         (g) Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors.

         (h) Authorize or approve the issuance, sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize the executive committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

         Section 2. Removal; Vacancies. Any member of a committee may be removed at any time with or without cause, and vacancies in the membership of a committee by means of death, resignation, disqualification or removal shall be filled by a majority of the whole board of directors.

         Section 3. Meetings. The provisions of Article 4 governing meetings of the board of directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the board and its members.

         Section 4. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the board of directors at or before the next meeting of the board.


                                  ARTICLE 6


                                   Officers


         Section 1. Titles. The officers of the corporation shall be a president, a secretary and a treasurer and may include a chairman and vice chairman of the board of directors, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a controller, one or more assistant secretaries, one or more assistant treasurers, one or more assistant controllers, and such other officers as shall be deemed necessary. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the board of directors or by the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of officers). Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

         Section 2. Election; Appointment. The officers of the corporation shall be elected from time to time by the board of directors or appointed from time to time by the president (to the extent that the president is authorized by the board to appoint officers).

         Section 3. Removal. Any officer may be removed by the board at any time with or without cause whenever in its judgment the best interests of the corporation will be served, but removal shall not itself affect the officer's contract rights, if any, with the corporation.

         Section 4. Vacancies. Vacancies among the officers may be filled and new offices may be created and filled by the board of directors, or by the president (to the extent authorized by the board).

         Section 5. Compensation. The compensation of the officers shall be fixed by the board of directors.

         Section 6. Chairman of the Board of Directors. The chairman of the board of directors, if such officer is elected, shall preside at the meetings of the board of directors and shall have such other authority and perform such other duties as the board of directors shall designate.

         Section 7. President. The president shall be in general charge of the affairs of the corporation in the ordinary course of its business, and shall preside at meetings of the shareholders. The president may perform such acts, not inconsistent with applicable law or the provisions of these bylaws, as may be performed by the president or a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the corporation. The president shall have such other powers and perform such other duties as the board of directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

         Section 8. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The executive vice presidents, senior vice presidents and vice presidents, if such offices are elected, shall have such powers and perform such duties as may be assigned by the board of directors or by the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers).

         Section 9. Secretary. The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and of the board of directors and shall give all notices required by law and by these bylaws. The secretary shall have general charge of the corporate books and records and shall have the responsibility and authority to maintain and authenticate such books and records. The secretary shall have general charge of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The secretary shall have general charge of the stock transfer books of the corporation and shall keep at the principal office of the corporation a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each. The secretary shall sign such instruments as may require the signature of the secretary, and in general shall perform the duties incident to the office of secretary and such other duties as may be assigned from time to time by the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers).

         Section 10. Assistant Secretaries. Each assistant secretary, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or the president (if authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant Secretaries shall exercise the powers of the secretary during that officer's absence or inability to act.

         Section 11. Treasurer. The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the board of directors. The treasurer shall keep full and accurate accounts of the finances of the corporation, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days of the close of each fiscal year. The treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers).

         Section 12. Assistant Treasurers. Each assistant treasurer, if such officer is elected, shall have such powers and perform such duties as may be assigned by the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers), and the assistant treasurers shall exercise the powers of the treasurer during the officer's absence or inability to act.

         Section 13. Controller and Assistant Controllers. The controller, if such officer is elected, shall have charge of the accounting affairs of the corporation and shall have such other powers and perform such other duties as the board of directors or the president (to the extent that the president is authorized by the board of directors to prescribe the authority and duties of other officers) shall designate. Each assistant controller shall have such powers and perform such duties as may be assigned by the board of directors to prescribe the authority and duties of other officers), and the assistant controllers shall exercise the powers of the controller during that officer's absence or inability to act.

         Section 14. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the president shall have full power and authority in behalf of the corporation to attend, act and vote at meetings of the shareholders of any corporation in which this corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the corporation might have possessed and exercised if present. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.

                                   ARTICLE 7

                                 Capital Stock

         Section 1. Certificates. Shares of the capital stock of the corporation shall be represented by certificates. The name and address of the persons to whom shares of capital stock of the corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. Certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with the articles of incorporation of the corporation as shall be approved by the board of directors. Each certificate shall be signed (either manually or by facsimile) by the president or any vice president and by the secretary, assistant secretary, treasurer or assistant treasurer. Each certificate may be sealed with the seal of the corporation or a facsimile thereof.

         Section 2. Transfer of Shares. Transfer of shares shall be made on the stock transfer records of the corporation, and transfers shall be made only upon surrender of the certificate for the shares sought to be transferred by the recordholder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         Section 3. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

         Section 4. Regulations. The board of directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the corporation.

         Section 5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders. The record date shall be not more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of shareholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of shareholders is taken. If no record date is fixed for action without a meeting, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs a consent to the action taken.

         Section 6. Lost Certificates. The board of directors must authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of (a) an affidavit from the person explaining the loss, destruction or wrongful taking, and (b) a bond from the claimant in a sum as the corporation may reasonably direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The board of directors may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken.



                                  ARTICLE 8


                  Indemnification of Directors and Officers


         Section 1. Indemnification Provisions. Any person who at any time serves or has served as a director or officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), arising out of that person's status as such or that person's activities in any such capacity; provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.

         Section 2. Definitions. As used in this Article, (a) "liabilities" shall include, without limitation, (1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which Claimant had become liable in any proceeding and (2) payments in settlement of any such proceeding subject, however, to Section 3 of this Article; (b) "litigation expenses" shall include, without limitation, (1) reasonable costs and expenses and attorneys' fees and expenses actually incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys' fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) "disinterested directors" shall mean directors who are not party to the proceeding in question.

         Section 3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.

         Section 4.     Litigation Expense Advances.

         (a) Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.

         (b) Within 10 days after mailing of notice to the directors pursuant to subsection (a) above, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion.

         Section 5. Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the corporation shall not be entitled to vote on any matter concerning such Claimant's right to indemnification.

         Section 6. Suits by Claimant. No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until sixty days after a written claim has been received by the corporation, together with any undertaking to repay as required by Section 4 of this Article. It shall be a defense to any such action that the Claimant's liabilities or litigation expenses were incurred on account of activities described in clause (b) of Section 1, but the burden of proving this defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of the action or the effect that indemnification of the Claimant is proper in the circumstances, nor an actual determination by the corporation that the Claimant had not met the standard of conduct described in clause (b) of Section 1, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

         Section 7. Consideration; Personal Representatives and Other Remedies. Any person who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein.
The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any person who qualifies or would qualify as a Claimant hereunder, and the right shall not be exclusive of any other rights to which the person or legal representative may be entitled apart from this Article.

         Section 8. Scope of Indemnification Rights. The rights granted herein shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.


                                  ARTICLE 9

                              General Provisions

         Section 1. Dividends and other Distributions. The board of directors may from time to time declare, and the corporation may pay or make, dividends or other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 1. Dividends and other Distributions. The board of directors may from time to time declare, and the corporation may pay or make, dividends or other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 2. Seal. The seal of the corporation shall be in the form approved by the board of directors.

         Section 3. Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these bylaws, the articles of incorporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, shall be equivalent to giving the notice.

         Section 4. Checks. All checks, drafts or orders for the payment of money shall be signed by the officer or officers or other individuals that the board of directors may from time to time designate.

         Section 5. Bond. The board of directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the board.

         Section 6. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

         Section 7. Amendments. Unless otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or by law, these bylaws may be amended or repealed by the board of directors, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. These bylaws may be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended of repealed (a) if originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the board of directors or (b) if originally adopted by the board of directors, either by the shareholders or by the board of directors. A bylaw that fixes a greater quorum or voting requirement may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.


                                   ARTICLE 10


                             Antitakeover Statutes


         The provisions of Article 9 of the North Carolina Business Corporation Act shall not be applicable to the corporation.